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Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

HCR Properties, LLC
For the years ended December 31, 2010, 2009 and 2008
With Report of Independent Auditors

 HCR Properties, LLC

Consolidated Financial Statements

Contents

[LETTERHEAD]

Report of Independent Auditors

The Board of Directors of HCR Properties, LLC

        We have audited the accompanying consolidated balance sheets of HCR Properties, LLC. as of December 31, 2010 and 2009, and the related consolidated statements of income, cash flows and member's deficit for each of the three years ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HCR Properties, LLC at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

Toledo, Ohio
February 1, 2011

HCR Properties, LLC

Consolidated Balance Sheets

	December 31,
	2010	2009
	(In thousands)
Assets
Current assets:
Restricted cash and cash equivalents	$7,446	$7,855
Net investment in direct financing lease	3,133,172	3,096,351
Property	60	60
Other assets	31,617	59,589

Total assets	$3,172,295	$3,163,855

Liabilities and Member's Deficit
Current liabilities:
Accrued liabilities	$8,509	$8,280
Income taxes payable	129,574	51,978
Net payable to affiliated company	20,750	19,463

Total current liabilities	158,833	79,721
Long-term debt	4,595,942	4,595,942
Deferred income taxes	922,986	892,839
Member's deficit:
Contributed capital	3,812,947	3,812,947
Accumulated distributions	(5,166,498)	(4,893,128)
Retained earnings	411,954	250,294
Accumulated other comprehensive loss	(2,368)	(17,020)

	(943,965)	(846,907)
Less subscription receivable	(1,561,501)	(1,557,740)

Total member's deficit	(2,505,466)	(2,404,647)

Total liabilities and member's deficit	$3,172,295	$3,163,855

See accompanying notes.

HCR Properties, LLC

Consolidated Statements of Income

	Year ended December 31,
	2010	2009	2008
	(In thousands)
Revenues	$—	$—	$—
Expenses:
Operating	150	252	131
Management fees	1,550	1,550	1,550

	1,700	1,802	1,681

Loss before other income (expenses) and income taxes	(1,700)	(1,802)	(1,681)
Other income (expenses):
Interest expense	(155,686)	(152,316)	(263,509)
Loss on debt extinguishment	—	—	(40)
Unrealized derivative loss	(25,641)	(6,989)	—
Gain on sale of assets	—	1,232	—
Interest income and other	442,970	438,876	398,193

Total other income, net	261,643	280,803	134,644

Income before income taxes	259,943	279,001	132,963
Income taxes	98,283	105,408	49,681

Net income	$161,660	$173,593	$83,282

See accompanying notes.

HCR Properties, LLC

Consolidated Statements of Cash Flows

	Year ended December 31,
	2010	2009	2008
	(In thousands)
Operating Activities
Net income	$161,660	$173,593	$83,282
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred finance fee and derivative amortization	26,442	19,318	16,033
Interest earned in excess of cash receipts	(40,582)	(48,069)	(50,202)
Loss on debt extinguishment	—	—	40
Unrealized derivative loss	25,642	6,989	—
Provision for deferred income taxes	20,687	52,319	47,741
Gain on sale of assets	—	(1,232)	—
Changes in assets and liabilities:
Assets	—	(13,176)	9,632
Liabilities	77,825	49,402	10,856

Total adjustments	110,014	65,551	34,100

Net cash provided by operating activities	271,674	239,144	117,382

Investing Activities
Investment in direct financing lease	—	(2,356)	—
Investment in property	—	(60)	—
Proceeds from sale of assets	—	4,704	—
Net change in restricted cash and cash equivalents	409	1,550	1,821
Proceeds from direct financing lease and subscription receivable	—	—	31,627

Net cash provided by investing activities	409	3,838	33,448

Financing Activities
Net payable (advance) to affiliated company	1,287	351	(7,381)
Contributions from Manor Care, Inc.	—	17,997	—
Distributions to Manor Care, Inc.	(273,370)	(256,392)	(142,909)
Payment of debt	—	(3,558)	(500)
Payment of financing and extinguishment costs	—	(1,380)	(40)

Net cash used in financing activities	(272,083)	(242,982)	(150,830)

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes.

HCR Properties, LLC

Consolidated Statements of Member's Deficit

	Contributed Capital	Accumulated Distributions	Retained (Deficit) Earnings	Accumulated Other Comprehensive Loss	Subscription Receivable	Total Member's Deficit
	(In thousands)
Balance at January 1, 2008	$3,794,950	$(4,493,827)	$(6,581)	$(6,316)	$(1,548,240)	$(2,260,014)
Distributions to Manor Care, Inc.		(142,909)				(142,909)
Subscription receivable activity					1,112	1,112
Comprehensive income (loss):
Net income			83,282
Other comprehensive loss, net of tax:
Unrealized loss and reclassification adjustments for hedging derivatives (see Note 5)				(13,446)
Total comprehensive income						69,836

Balance at December 31, 2008	3,794,950	(4,636,736)	76,701	(19,762)	(1,547,128)	(2,331,975)
Contributions from Manor Care, Inc.	17,997					17,997
Distributions to Manor Care, Inc.		(256,392)				(256,392)
Subscription receivable activity					(10,612)	(10,612)
Comprehensive income:
Net income			173,593
Other comprehensive income, net of tax:
Unrealized gain and reclassification adjustments for hedging derivatives (see Note 5)				2,742
Total comprehensive income						176,335

Balance at December 31, 2009	3,812,947	(4,893,128)	250,294	(17,020)	(1,557,740)	(2,404,647)
Distributions to Manor Care, Inc.		(273,370)				(273,370)
Subscription receivable activity					(3,761)	(3,761)
Comprehensive income:
Net income			161,660
Other comprehensive income, net of tax:
Unrealized loss and reclassification adjustments for hedging derivatives (see Note 5)				14,652
Total comprehensive income						176,312

Balance at December 31, 2010	$3,812,947	$(5,166,498)	$411,954	$(2,368)	$(1,561,501)	$(2,505,466)

See accompanying notes.

HCR Properties, LLC

Notes to Consolidated Financial Statements

1. Accounting Policies

Nature of Operations

        HCR Properties, LLC and subsidiaries (the Company) lease certain property and equipment of 331 skilled nursing and assisted living centers to a related party, HCR III Healthcare, LLC. The centers are located in 30 states, with 63 percent located in Florida, Illinois, Michigan, Ohio and Pennsylvania.

Principles of Consolidation and Basis of Presentation

        The consolidated financial statements include the accounts of HCR Properties, LLC and its wholly-owned subsidiaries. HCR Properties, LLC is a wholly-owned subsidiary of Manor Care, Inc.

        Effective July 1, 2009, the Company adopted a new accounting standard that was issued to establish the Financial Accounting Standards Board (FASB) Accounting Standard Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles. Adopting this standard had no impact on the Company's financial position or results of operations.

Related-Party Transactions

        HCR III Healthcare, LLC is an indirect, wholly-owned subsidiary of HCR Healthcare, LLC and Manor Care, Inc. Certain of the consolidated subsidiaries of HCR Properties, LLC hold the title to the property and equipment of the skilled nursing and assisted living facilities. HCR III Healthcare, LLC (also referred to as Master Tenant) leases the property from certain subsidiaries of HCR Properties, LLC and conducts the operations of the business. The lease is accounted for as a direct financing lease. HCR Properties, LLC distributes the residual lease payments to Manor Care, Inc., which represents the portion of the lease payments received from HCR III Healthcare, LLC which are not used by subsidiaries of HCR Properties, LLC to make payments with respect to their loan agreements. The distributions were $273.4 million, $256.4 million, and $142.9 million for the years ended December 31, 2010, 2009, and 2008, respectively. In addition, Manor Care, Inc. contributes funds to HCR Properties, LLC as needed, which totaled $18.0 million for the year ended December 31, 2009.

        Certain wholly-owned subsidiaries of HCR Healthcare, LLC perform services for the Company, which will be referred to hereafter as an affiliated company. An affiliated company provides strategic advisory and management services to the Company in accordance with a corporate services agreement. The management fee is based on an agreed upon fee for each legal entity, as defined in the agreement. Total management fees were $1.6 million for each of the years ended December 31, 2010, 2009, and 2008. Cash is received and disbursed on behalf of the Company by an affiliated company. The net payable to an affiliated company was $20.8 million and $19.5 million at December 31, 2010 and 2009, respectively. The payable is due on the earlier of 30 days after the affiliated company demands payment, the Company is no longer a direct or indirect wholly-owned subsidiary of Manor Care, Inc., or an event of default, as defined in the agreement. The payable is guaranteed by Manor Care, Inc. Payments or other credits are applied against any outstanding balance on a first-in, first-out basis. Generally, the payable accrues interest if it remains outstanding for more than three months. There was no interest expense recorded during the years ended December 31, 2010, 2009, or 2008.

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

1. Accounting Policies (Continued)

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Restricted Cash and Cash Equivalents

        The Company's restricted cash and cash equivalents represent amounts escrowed under the Company's loan agreements for insurance and taxes

Derivative Financial Instruments and Hedging Activities

        The accounting standard for derivatives and hedging activities establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

        For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings. The Company records all derivative activity in cash flows from operations.

        On January 1, 2009, the Company adopted a new accounting standard that amends and expands the disclosure requirements for derivative instruments and hedging activities. The new standard requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments. See Note 5 for the expanded disclosures.

Assets and Liabilities Measured at Fair Value

        The Company measures certain financial assets and liabilities at fair value on a recurring basis, as discussed in Note 6. On January 1, 2009, the Company adopted a new accounting standard for its non-financial assets and liabilities that are not recognized at fair value on a recurring basis. The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The adoption of the standard for its non-financial assets did not affect the Company's consolidated financial statements.

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

1. Accounting Policies (Continued)

        In the first quarter of 2010, the Company adopted a new accounting standard that amends and expands the disclosures about fair value measurements. The additional disclosures include the amount of transfers between Levels 1 and 2 of the fair value hierarchy, the reasons for transfers in and out of Level 3 and activity for recurring Level 3 measures. The amendments clarify certain existing disclosure requirements related to the level at which fair value disclosures should be disaggregated and the requirement to provide disclosures about the valuation techniques and inputs used in determining the fair value of assets or liabilities classified as Levels 2 or 3. The Company previously provided disclosures about the valuation techniques and inputs. See Note 6 for these disclosures.

Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of restricted cash and cash equivalents, and derivatives, which the Company maintains with various financial institutions. The Company's loan agreements limit the types of investments that the Company can make. The majority of the Company's cash equivalents are invested in money market funds. As part of its cash and risk management process, the Company performs periodic evaluations of the relative credit standing of the financial institutions. The Company has not sustained credit losses from instruments held at financial institutions. The Company utilizes interest rate caps to add stability to interest expense. Such contracts involve the risk of non-performance by the counterparties with respect to the interest rate caps, which could result in a material loss if interest rates were to increase.

Income Taxes

        In accordance with accounting standards for income taxes, the Company's financial statements recognize the current and deferred income tax consequences that result from the Company's activities as if the Company were a separate taxpayer, rather than a member of the ultimate parent company's consolidated income tax return group. The Company's related party lease activity is eliminated in consolidation and not reflected in the parent company's consolidated tax return. As a result, the Company's current income taxes receivable or payable will remain on the Company's balance sheets.

Subsequent Events

        The Company has evaluated subsequent events through February 1, 2011, the date the financial statements were available to be issued.

2. Sale of the Company

        In December 2010, the Company and its ultimate parent, HCR ManorCare, Inc., signed an agreement to sell the real estate of its skilled nursing and assisted living facilities for $6.1 billion to HCP, Inc (HCP). The transaction has been approved by HCP's Board of Directors and the shareholders of HCR ManorCare, Inc., and is structured as a sale of the equity interests of the Company. HCR III Healthcare, LLC will continue to operate these facilities pursuant to a long-term triple-net master lease, for which the lease payments will be guaranteed by HCR ManorCare, Inc. The transaction is expected to close in the first quarter of 2011, subject to the completion of certain regulatory approvals, third party consents, and other customary closing conditions.

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

3. Net Investment in Direct Financing Lease and Subscription Receivable

        In December 2007, the Company entered into a master lease agreement to lease its property and equipment for skilled nursing and assisted living facilities to HCR III Healthcare, LLC. The original term of the agreement is 12 years with one 10-year renewal. Because HCR III Healthcare, LLC has an economic compulsion to renew the lease, all lease payments are included in the minimum lease payment calculations. At the inception of the lease, the present value of the minimum lease payments exceeded the fair value of the property and equipment. The excess value is classified as a subscription receivable and included in member's deficit. Unearned income is recognized as interest income using the interest method over the term of the lease. There is no allowance for uncollectible minimum lease payments receivable. In 2009, the Company sold one skilled nursing facility in Ohio for $4.7 million, resulting in a net gain of $1.2 million due to the related adjustment of the direct financing lease and subscription receivable.

        At December 31, 2010, future minimum lease payments receivable for the direct financing lease and future subscription payments receivable are as follows:

	Minimum lease payments receivable	Subscription payments receivable
	(In thousands)
2011	$274,582	$139,827
2012	282,820	144,022
2013	291,305	148,343
2014	300,044	152,793
2015	309,045	157,377
Later years	5,438,856	2,769,657

Total	$6,896,652	$3,512,019

        At December 31, the components of net investment in direct financing lease consisted of:

	2010	2009
	(In thousands)
Future minimum lease payments receivable	$6,896,652	$7,163,236
Unguaranteed residual value	1,568,324	1,568,324

Gross investment in lease	8,464,976	8,731,560
Less unearned income	5,331,804	5,635,209

Net investment in direct financing lease	$3,133,172	$3,096,351

        At December 31, the components of subscription receivable consisted of:

	2010	2009
	(In thousands)
Future subscription payments receivable	$3,512,019	$3,647,773
Less unearned income	1,950,518	2,090,033

Subscription receivable	$1,561,501	$1,557,740

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

4. Debt

        At December 31, debt consisted of the following:

	2010	2009
	(In thousands)
Commercial mortgage-backed securities (CMBS)	$2,997,353	$2,997,353
Mezzanine loans	1,598,589	1,598,589

Long-term debt	$4,595,942	$4,595,942

        Commercial Mortgage-Backed Securities (CMBS) and Mezzanine Loans.    In December 2007, subsidiaries of the Company entered into loan agreements with aggregate proceeds of $4.6 billion, consisting of CMBS totaling $3.0 billion and Mezzanine loans totaling $1.6 billion. The CMBS and Mezzanine debt are non-recourse and expire on January 9, 2012, subject to a one-year extension at the borrower's option if certain criteria are met. CMBS debt is secured by mortgages on the assets of certain of the subsidiaries of the Company, with a net book value of $2.8 billion at December 31, 2010. Interest on the CMBS and Mezzanine loans is payable monthly at LIBOR plus a spread, as defined in the loan agreements. Principal and any unpaid interest are payable at maturity. At December 31, 2010 and 2009, the weighted-average interest rate on the CMBS and Mezzanine loans was 2.8 percent and 2.7 percent, respectively. See Note 5 for discussion on interest rate caps entered into with respect to the CMBS and Mezzanine debt. During 2009, the Company paid a total of $3.6 million on its CMBS and Mezzanine loans due to the sale of a facility and excess land. During 2008, the Company paid $0.5 million due to the sale of excess land at a facility with an immaterial prepayment premium.

        The CMBS and Mezzanine debt are not obligations of HCR Healthcare, LLC or HCR III Healthcare, LLC. HCR Properties, LLC and its subsidiaries' assets and credit are not available to satisfy the debts and other obligations of any of their affiliates or any other person. HCR III Healthcare, LLC and its subsidiaries' assets and credit are not available to satisfy the debts and other obligations of any of their affiliates or any other person.

        Fair Value.    At December 31, 2010 and 2009, the carrying value of the Company's debt was $4.6 billion and the fair value was $4.3 billion and $3.9 billion, respectively. At December 31, 2010 and 2009, the fair value of the Company's variable-rate debt was calculated using cash flows based upon the variable interest rate in effect at year end discounted at a current replacement spread over LIBOR based on current market conditions.

        Other Information.    Interest paid, primarily related to debt, amounted to $129.2 million, $135.8 million, and $229.1 million for the years ended December 31, 2010, 2009, and 2008, respectively.

        The Company has assumed that it will extend the CMBS and Mezzanine debt for one year, which is permitted under the loan agreements if certain criteria are met, until 2013. Therefore, the only debt maturity for the five years subsequent to December 31, 2010 is $4.6 billion in 2013.

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

5. Derivative Financial Instruments and Hedging Activities

        Risk Management Objective of Using Derivatives.    The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company's derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company's known or expected cash receipts and its known or expected cash payments principally related to the Company's borrowings. As of December 31, 2010 and 2009, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, the Company does not use derivatives for trading or speculative purposes.

        Cash Flow Hedges of Interest Rate Risk.    The Company's objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company uses interest rate caps as part of its interest rate risk management strategy. Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium.

        The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in other comprehensive income (OCI) and is subsequently reclassified from accumulated other comprehensive income (AOCI) into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. Amounts reported in AOCI related to derivatives will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt. The payment of $3.6 million of CMBS and Mezzanine variable rate debt in 2009 created a minor ineffective portion.

        During December 2007, the Company entered into 24 interest rate caps, which expire in January 2012, to hedge the variable cash flows associated with the CMBS and Mezzanine variable-rate debt of $4.6 billion for an up-front premium of $36.9 million. These transactions were executed in conjunction with interest rate floor transactions executed by HCR Healthcare, LLC. During the first quarter of 2009, the Company modified certain interest rate caps to reduce the strike rate on $2.5 billion of the total outstanding notional amount for an up-front premium of $14.2 million. As a result of these modifications, the Company discontinued prospectively the hedge accounting on 16 of its interest rate caps for $3.57 billion of the notional amount, as this portion no longer met the strict hedge accounting requirements. The Company continued to report the net loss at the time of the modification related to the discontinued cash flow hedges in AOCI and was reclassifying these losses into earnings during the original contractual terms of the derivative agreements as the hedged forecasted transactions were expected to occur.

        As discussed in Note 2, the Company signed an agreement in December 2010 to sell its equity interests, which is expected to close at the end of the first quarter of 2011. The Company intends to repay its CMBS and Mezzanine variable-rate debt and terminate its interest rate caps contemporaneous with this transaction. As a result, the Company discontinued prospectively the hedge accounting on its

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

5. Derivative Financial Instruments and Hedging Activities (Continued)

remaining eight interest rate caps with a notional amount of $1.03 billion as the hedged transactions were no longer probable to occur. As of December 31, 2010, the Company had no derivatives qualifying as cash flow hedges of interest rate risk. All prospective changes in the fair value of outstanding derivatives will be recorded directly to earnings.

        During December 2010, the Company reclassified $14.7 million of losses from AOCI to earnings as a missed forecast. The missed forecast represented those losses related to estimated hedged transactions that were expected to occur after March 31, 2011. The losses were required to be recognized in earnings as these hedged transactions were deemed probable not to occur as originally forecasted. During the first quarter of 2011, the Company estimates that $3.9 million will be reclassified from AOCI to earnings as an increase to interest expense.

        Non-Designated Hedges.    Derivatives not designated as hedges are not speculative and are used to manage the Company's exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements. The Company uses interest rate caps as part of its interest rate risk management strategy. Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract. Changes in the fair value are recorded directly in earnings. As of December 31, 2010, the Company had 24 interest rate caps for a notional amount of $4.6 billion that were not designated as hedges in qualifying hedging relationships.

        Balance Sheet Classification.    The fair value of the Company's derivative financial instruments and their classification on the consolidated balance sheets was as follows as of December 31:

		Fair Value
	Balance Sheet Location
Asset Derivatives		2010	2009
		(In thousands)
Designated hedges
Interest Rate Caps	Other assets	$—	$1,179
Non-designated hedges
Interest Rate Caps	Other assets	159	11,014

		$159	$12,193

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

5. Derivative Financial Instruments and Hedging Activities (Continued)

        Income Statement Effect.    The effect of the Company's derivative financial instruments on the consolidated statements of income was as follows:

Derivatives Designated as Cash Flow Hedges

        Interest Rate Caps:

		Year ended December 31,
Amount of gain/credit or (loss/expense)	Location	2010	2009	2008
		(In thousands)
Recognized in OCI (effective portion)	OCI	$(1,130)	$1,052	$(22,593)
Reclassified from AOCI into income (effective portion)	Interest expense	(10,504)	(3,434)	(467)
Recognized in income (missed forecast, ineffective portion and amount excluded from effectiveness testing)	Unrealized derivative loss	(14,742)	(53)	—

  Derivatives Not Designated as Hedging Instruments

		Year ended December 31,
Amount of gain (loss) recognized in income	Location	2010	2009	2008
		(In thousands)
Interest Rate Caps	Unrealized derivative loss	$(10,899)	$(6,936)	$—

        Other Comprehensive Income (Loss).    The derivative activity included in other comprehensive income (loss) was as follows:

	2010	2009	2008
	(In thousands)
Balance at January 1	$(17,020)	$(19,762)	$(6,316)
Unrealized (loss) gain on hedging derivatives, net of income tax benefit (expense) of $442, $(413), and $8,863, respectively	(688)	639	(13,730)
Reclassification adjustment for losses recognized in earnings, net of income tax benefit of $9,902, $1,357, and $183, respectively	15,340	2,103	284

Net derivative activity	14,652	2,742	(13,446)

Balance at December 31	$(2,368)	$(17,020)	$(19,762)

6. Fair Value Measurements

        The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. The Company's assessment of the significance of a particular input to the

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

6. Fair Value Measurements (Continued)

fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The following three-tier hierarchy prioritizes the inputs used in measuring fair value:

Level 1:	Observable inputs such as quoted prices in active markets;
Level 2:	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
Level 3:	Unobservable inputs for which there is little or no market data, which requires the Company to develop assumptions.

        The fair value of the Company's financial assets was determined using the following inputs at December 31, 2010 and 2009:

	Fair Value at December 31, 2010
	Level 1	Level 2	Level 3
	(In thousands)
Assets:
Restricted cash and cash equivalents	$7,446	$—	$—
Derivative asset for interest rate caps	—	159	—

Total assets	$7,446	$159	$—

	Fair Value at December 31, 2009
	Level 1	Level 2	Level 3
	(In thousands)
Assets:
Restricted cash and cash equivalents	$7,855	$—	$—
Derivative asset for interest rate caps	—	12,193	—

Total assets	$7,855	$12,193	$—

        There were no transfers between Level 1 and Level 2 during the years ended December 31, 2010, or 2009. There were no assets or liabilities classified in Level 3 during the years ended December 31, 2010 or 2009.

        The valuation of interest rate caps was determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflected the contractual terms of the derivatives, including the period to maturity, and used observable market-based inputs, including interest rate curves and implied volatilities. The Company incorporated credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. Although the Company determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by its counterparties. However, as of December 31, 2010 and 2009, the Company assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and determined that the credit valuation adjustments were not

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

6. Fair Value Measurements (Continued)

significant to the overall valuation of its derivatives. As a result, the Company determined that its derivative valuations in their entirety were classified in Level 2 of the fair value hierarchy.

7. Income Taxes

        The provision for income taxes consisted of the following:

	Year ended December 31,
	2010	2009	2008
	(In thousands)
Current:
Federal	$68,592	$46,794	$2,250
State and local	9,004	6,295	(310)

	77,596	53,089	1,940

Deferred:
Federal	18,456	46,679	42,594
State and local	2,231	5,640	5,147

	20,687	52,319	47,741

Provision for income taxes	$98,283	$105,408	$49,681

        The reconciliation of the amount computed by applying the statutory federal income tax rate to income before income taxes to the provision for income taxes was as follows:

	Year ended December 31,
	2010	2009	2008
	(In thousands)
Income taxes computed at statutory rate	$90,980	$97,650	$46,537
Differences resulting from:
State and local income taxes, net of federal effect	7,303	7,758	3,144

Provision for income taxes	$98,283	$105,408	$49,681

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

7. Income Taxes (Continued)

purposes. Significant components of the Company's federal and state deferred tax assets and liabilities were as follows at December 31:

	2010	2009
	(In thousands)
Deferred tax assets:
Depreciable/amortizable assets for tax	$299,029	$314,777
Hedge transactions	6,967	4,175
Other	162	2,908

	306,158	321,860
Deferred tax liabilities:
Net investment in direct financing lease	1,229,144	1,214,699

Net deferred tax liabilities	$922,986	$892,839

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  Exhibit 99.2
HCR Properties, LLC Consolidated Financial Statements Contents
HCR Properties, LLC Consolidated Balance Sheets
HCR Properties, LLC Consolidated Statements of Income
HCR Properties, LLC Consolidated Statements of Cash Flows
HCR Properties, LLC Consolidated Statements of Member's Deficit
HCR Properties, LLC Notes to Consolidated Financial Statements